EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2007, with respect to the consolidated financial statements of SunFuels, Inc. as of December 31, 2006 and for the year then ended, included in the Registration Statement (Amendment No. 5 to Form S-4) of M-WAVE, Inc.

/s/ Ernst & Young LLP

Denver, Colorado

December 19, 2007